Exhibit 5.1

Davis Polk & Wardwell LLP Paseo de la Castellana, 41 28046 Madrid davispolk.com

April 20, 2023

Telefónica, S.A.

Distrito Telefónica, Ronda de la Comunicación, s/n

28050 Madrid

Spain

Telefónica Emisiones, S.A.U.

Distrito Telefónica, Ronda de la Comunicación, s/n

28050 Madrid

Spain

Ladies and Gentlemen:

Telefónica, S.A., a sociedad anónima organized under the laws of the Kingdom of Spain (“Telefónica”), and Telefónica Emisiones, S.A.U., a sociedad anónima unipersonal organized under the laws of the Kingdom of Spain (“Telefónica Emisiones”), are filing with the United States Securities and Exchange Commission a Registration Statement on Form F-3 (the “Registration Statement”) and the related Prospectus (the “Prospectus”) for the purpose of registering under the United States Securities Act of 1933, as amended (the “Securities Act”), an indeterminate amount of the following securities: (i) ordinary shares of Telefónica, including in the form of American Depositary Shares; (ii) rights to subscribe for ordinary shares of Telefónica; (iii) debt securities of Telefónica Emisiones (the “Debt Securities”), fully and unconditionally guaranteed by Telefónica, and which may be issued pursuant to an Indenture (the “Indenture”) dated April 20, 2018 among Telefónica Emisiones, Telefónica and The Bank of New York Mellon, as trustee (the “Trustee”); and (iv) the guarantee of each such series of Debt Securities by Telefónica (the “Guarantee”). The Guarantee may be issued under a separate guarantee, the form of which is included in the Indenture, to be entered into by Telefónica prior to the issuance of the respective Debt Securities.

We, as your special United States counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete; (ii) all documents submitted to us as copies conform to authentic, complete originals; (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; (iv) all signatures on all documents that we reviewed are genuine; (v) all natural persons executing documents had and have the legal capacity to do so; (vi) all statements in certificates of public officials and officers of Telefónica Emisiones and Telefónica that we reviewed were and are accurate; and (vii) all representations made by Telefónica Emisiones and Telefónica as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, assuming that (i) the Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by Telefónica Emisiones, Telefónica and the Trustee; (ii) the specific terms of a particular series of Debt Securities and the related Guarantee have been duly authorized and established in accordance with the Indenture; and (iii) such Debt Securities and the related Guarantee have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities (other than any terms expressed to be governed by Spanish law, as to which we express no opinion) will constitute valid and binding obligations of Telefónica Emisiones, and the related Guarantee (other than any terms expressed to be governed by Spanish law, as to which we express no opinion) will constitute valid and binding obligations of Telefónica, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we express no opinion as to the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of such Debt Securities to the extent determined to constitute unearned interest.

In connection with the opinion expressed above, we have assumed that at or prior to the time of the delivery of any Debt Securities or Guarantee, as the case may be, (i) the Board of Directors of Telefónica Emisiones and the Board of Directors of Telefónica, as the case may be, shall have duly established the terms of such Debt Securities and Guarantee, as the case may be, and duly authorized the issuance and sale of such Debt Securities and Guarantee, as the case may be, and such authorization shall not have been modified or rescinded; (ii) each of Telefónica Emisiones, Telefónica and the Trustee is, and shall remain, validly existing as a corporation under the laws of its respective jurisdiction of incorporation; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the Indenture, the Debt Securities and the Guarantee are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of Telefónica Emisiones and Telefónica); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such Debt Securities and Guarantee, as the case may be. We have also assumed that the terms of any Debt Security or Guarantee which are established subsequent to the date hereof, and the issuance, execution, delivery and performance by Telefónica Emisiones of any such Debt Security and by Telefónica of any such Guarantee (a) are within their corporate powers; (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of Telefónica Emisiones or Telefónica, as the case may be; (c) require no action by or in respect of, or filing with, any governmental body, agency or official; and (d) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon Telefónica Emisiones or Telefónica, as the case may be.

We express no opinion as to (i) any provisions in the Indenture that purport to waive objections to venue, claims that a particular jurisdiction is an inconvenient forum or the like; (ii) whether a U.S. federal court would have subject-matter or personal jurisdiction over a controversy arising under the Indenture, the Debt Securities or the Guarantee; or (iii) the effectiveness of any service of process made other than in accordance with applicable law.

We express no opinion as to (i) whether a New York State or U.S. federal court would render or enforce a judgment in a currency other than U.S. Dollars; or (ii) the exchange rate that such a court would use in rendering a judgment in U.S. Dollars in respect of an obligation in any other currency.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States. Insofar as the foregoing opinion involves matters governed by the laws of Spain, we have relied, without independent inquiry or investigation, on the opinion of Uría Menéndez Abogados, S.L.P. dated April 20, 2023, filed as Exhibit 5.2 to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

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